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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) October 24, 2000
                                        ----------------------------------------

                             Heritage Commerce Corp
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             (Exact name of registrant as specified in its charter)

              CA                      00-23877                   77-0469558
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 (State of other jurisdiction     (Commission File             (IRS Employer
      of incorporation)               Number)                Identification No.)

150 Almaden Blvd., San Jose, CA                                    95113
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code            (408) 947-6900


                                      None
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Item 5. Other Events.


                HERITAGE COMMERCE CORP REPORTS FINANCIAL RESULTS
                          FOR THE THIRD QUARTER OF 2000

Heritage Commerce Corp (the "Company") (Nasdaq: HTBK) today reported consolidated earnings of $1,411,000 for the third quarter of 2000, up 87%, or $658,000 from $753,000 for the third quarter of 1999. Earnings per diluted share for the third quarter of 2000 were $0.19, up 90%, or $.09, from $0.10 per diluted share for the prior year period. Annualized year-to-date return on average assets and return on average equity were 0.82% and 9.32%, respectively, compared with returns of 0.72% and 8.06%, respectively, for the same period in 1999.

Effective October 1, 2000, the Company completed the pending merger with Western Holdings Bancorp. Under the terms of the merger agreement, Western Holdings Bancorp shareholders received 1.2264 shares of Heritage Commerce Corp common stock for each share of Western Holdings Bancorp common stock. The merger will be accounted for as a pooling of interests. Bank of Los Altos now operates as a wholly owned subsidiary of Heritage Commerce Corp. The financial information herein represents only the activities of Heritage Commerce Corp as of and for the period ended September 30, 2000 and does not include any financial information of the Bank of Los Altos or Western Holdings Bancorp. Pro forma information for Western Holdings Bancorp and Heritage Commerce Corp as of June 30, 2000 was filed with the Securities and Exchange Commission on October 16, 2000 on Form 8-K.



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For the third quarter of 2000, as compared with the same period of the previous year, net interest income grew by $2,744,000, or 52%. The increase was primarily due to an increase in the volume of the Company's interest earning assets, specifically loans.

Noninterest income was $544,000 for the third quarter of 2000, compared with $1,802,000 for the same period of the previous year. Noninterest income for the third quarter of 1999 included $1,180,000 in revenue from the origination of credit cards for an unaffiliated financial institution. The credit card origination agreement terminated in 1999 and was not renewed.

Noninterest expenses, primarily salaries and benefits, increased by $319,000, or 6%, as a result of an increase in the number of employees to support the growth of the Company. The Company's net interest margin was 5.90% for the quarter ended September 30, 2000, compared with 5.89% for the quarter ended September 30, 1999.

Total assets as of September 30, 2000 were $607,848,000, an increase of $139,274,000, or 30%, from September 30, 1999 and an increase of $131,184,000, or 28%, from total assets of $476,664,000 at December 31, 1999. Total deposits as of September 30, 2000 were $535,534,000, an increase of $118,884,000, or 29%, from September 30, 1999 and an increase of $116,994,000, or 28%, from total deposits of $418,540,000 at December 31, 1999.

Total portfolio loans as of September 30, 2000 were $383,603,000, an increase of $138,192,000, or 56%, when compared to September 30, 1999. Total portfolio loans as of December 31, 1999 were $271,855,000. The Company's allowance for loan losses was $6,500,000, or 1.69%, of total loans as of September 30, 2000. This compares to an allowance for loan losses of $4,569,000, or 1.86%, and $5,003,000, or 1.84%, of total loans at September 30, 1999 and December 31, 1999, respectively. The Company had no non-performing assets (NPA's) as of September 30, 2000. NPA's were $1,396,000 as of December 31, 1999, and $1,187,000 as of September 30, 1999.

Shareholders' equity as of September 30, 2000 was $49,536,000, compared with $43,630,000 as of September 30, 1999. Book value per share was $6.70 as of September 30, 2000, compared to $6.21 as of September 30, 1999. The Company's leverage capital ratio was 10.68% at September 30, 2000, compared to 10.71% at September 30, 1999.

Heritage Commerce Corp, a bank holding company established February 17, 1998, is the parent company of four financial institutions, Heritage Bank of Commerce, a commercial bank headquartered in the city of San Jose, with a Loan Production office in Santa Cruz; Heritage Bank East Bay, a commercial bank headquartered in the city of Fremont, with an office in Danville; Heritage Bank South Valley, a commercial bank headquartered in the city of Morgan Hill; and effective October 1, 2000, Bank of Los Altos, with two locations in Los Altos and an office in Mt. View.

The Company's common stock is listed on the Nasdaq National Market under the symbol "HTBK".



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Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 1999 and the Quarterly Reports on Form 10-Q filed by the Company in fiscal 2000.

For further information about the Company's financial performance, contact Brad
L. Smith, Chief Executive Officer, at (408) 947-6900 or visit the Company's web site at www.heritage-bank.com.




                      FORWARD LOOKING STATEMENT DISCLAIMER

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.



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
       HERITAGE COMMERCE CORP CONDENSED FINANCIAL STATEMENTS
            (unaudited)
                                        At and For the Three Months Ended      At and For the Nine Months Ended
                                      ------------------------------------   ------------------------------------
                                      September 30, September 30,  Percent   September 30, September 30,  Percent
(In thousands, except per share           2000          1999        Change       2000           1999      Change
amounts)                              ------------- -------------  -------   ------------- -------------  -------
Income Statement Data
  Net Interest Income                   $  7,974       $ 5,230       52%       $ 21,735      $ 15,137       44%
  Provision for Loan Losses                  500           356       40%          1,484         1,483        0%
  Noninterest Income                         544         1,802      (70)%         1,418         3,713      (62)%
  Noninterest Expense                      5,822         5,503        6%         16,586        14,252       16%
  Net Income                            $  1,411       $   753       87%       $  3,258      $  2,055       59%

Per Share Data
  Earnings Per Share
    Basic                               $   0.19       $  0.11       73%       $   0.46      $   0.32       44%
    Diluted                                 0.19          0.10       90%           0.44          0.28       57%
  Book Value Per Common Share               6.70          6.21        8%           6.70          6.21        8%

  Weighted average shares outstanding
   used in computing:
    Basic                              7,292,275     6,899,421        6%      7,138,237     6,384,190       12%
    Diluted                            7,548,528     7,659,864       (1)%     7,469,405     7,222,481        3%

Balance Sheet Data
  Total Assets                                                                 $607,848      $468,574       30%
  Securities, Available-For-Sale                                                 38,377        24,650       56%
  Securities, Held-To-Maturity                                                   11,921        13,845      (14)%
  Loans Held-For-Sale                                                            30,653        17,373       76%
  Loans                                                                         383,603       245,411       56%
  Allowance For Loan Losses                                                       6,500         4,569       42%
  Total Deposits                                                                535,534       416,650       29%
  Total Shareholders' Equity                                                     49,536        43,630       14%
  Unrealized Gain (loss) on Securities, Net                                          73           (52)    (240)%
  Nonperforming Loans                                                                 -         1,187

Selected Financial Ratios
  Net Interest Margin                                                              5.90%         5.89%
  Annualized Return on Average Assets                                              0.82%         0.72%
  Annualized Return on Average Equity                                              9.32%         8.06%
  Allowance for Loan Losses to Nonperforming Loans                                    -           385%
  Allowance for Loan Losses to Total Loans                                         1.69%         1.86%
  Leverage Ratio                                                                  10.68%        10.71%



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                                   SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 24, 2000             HERITAGE COMMERCE CORP
                                   ---------------------------------

                                   By:      /s/ Lawrence D. McGovern
                                            ------------------------------------
                                            Lawrence D. McGovern
                                            Chief Financial Officer / Executive
                                            Vice President